                                                                   EXHIHBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                          8 7/8% SENIOR NOTES DUE 2006
                                IN EXCHANGE FOR
                          8 7/8% SENIOR NOTES DUE 2006
                                       OF
                            FRUIT OF THE LOOM, INC.
                 PURSUANT TO THE PROSPECTUS DATED JULY   , 1999

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

BY MAIL, HAND OR OVERNIGHT COURIER:          BY FACSIMILE:

        The Bank of New York                (212) 815-6339
     101 Barclay Street, 7 East
      New York, New York 10286           Confirm by Telephone:
    Attention: Carolle Montreuil
       Reorganization Section               (212) 815-3738

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

    As set forth in the Prospectus, dated July   , 1999 (as it may be
supplemented and amended from time to time, the "PROSPECTUS"), of Fruit of the Loom, Inc. (the "Company"), Fruit of the Loom, Ltd., a Cayman Islands corporation ("FTL-Cayman"), and each of the Company's principal domestic subsidiaries (the "Guarantor Subsidiaries"), under the caption "The Exchange Offer--Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "LETTER OF TRANSMITTAL"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "EXCHANGE OFFER") to exchange any and all of its outstanding 8 7/8% Senior Notes due 2006, guaranteed by FTL-Cayman and the Guarantor Subsidiaries (the "OUTSTANDING NOTES"), for new 8 7/8% Senior Notes due 2006, guaranteed by FTL-Cayman and the Guarantor Subsidiaries (the "EXCHANGE NOTES"), if (a) certificates representing the Outstanding Notes to be tendered are not immediately available, (b) time will not permit the Letter of Transmittal, certificates representing such Initial Notes and other required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined herein), or (c) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date.

    This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

    Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

--------------------------------------------------------------------------------
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
       TIME, ON AUGUST 22, 1999, UNLESS EXTENDED ("THE EXPIRATION DATE").
--------------------------------------------------------------------------------

Ladies and Gentlemen:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Notes tendered pursuant to the Exchange Offer.

    The undersigned understands that the Outstanding Notes will be exchanged only after timely receipt by the Exchange Agent of (1) the Outstanding Notes or a book-entry confirmation, and (2) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of the Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility, with respect to the Outstanding Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

    The undersigned understands that tenders of the Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

---------------------------------------------

 Signature(s) of Registered Holder(s) or
 Authorized Signatory: ________________________________________________________
 ______________________________________________________________________________
 ______________________________________________________________________________
 Name(s) of Registered Holder(s): _____________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

 Principal Amount of the Outstanding Notes Tendered: __________________________

 ______________________________________________________________________________

 Certificate No.(s) of the Outstanding Notes (if available) ___________________
---------------------------------------------
---------------------------------------------

 Date: ________________________________________________________________________

 Address: _____________________________________________________________________

 ______________________________________________________________________________

 Area Code and Telephone No. __________________________________________________

 If the Outstanding Notes will be delivered by book-entry transfer, check The Depository Trust Company below:

 / / The Depository Trust Company

 Depository
 Account No. __________________________________________________________________

------------------------------------------

--------------------------------------------------------------------------------
 This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on the certificate(s) for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

 Name(s): _____________________________________________________________________

 ______________________________________________________________________________

 Capacity: ____________________________________________________________________

 Address(es): _________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

--------------------------------------------------------------------------------

    DO NOT SEND THE OUTSTANDING NOTES WITH THIS FORM. THE OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "ELIGIBLE INSTITUTION"), hereby (1) represents that the above-named persons are deemed to own the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("RULE 14E-4"), (2) represents that such tender of the Outstanding Notes complies with Rule 14e-4, and (3) guarantees that the Outstanding Notes tendered are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer-- Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) the Outstanding Notes, or a Book-Entry Confirmation of the transfer of the Outstanding Notes into the Exchange Agent's account at the DTC, and (b) a properly completed and duly executed Letter of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the Outstanding Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

(Zip Code)

Area Code and Telephone Number: ________________________________________________

Dated: __________________________________, 1999